UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 15, 2017

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.          REGULATION FD DISCLOSURE.

On March 15, 2017, Owens-Illinois, Inc. (the “Company”) issued a press release announcing the expiration and final results of its tender offer to purchase for cash any and all of its outstanding $250.0 million of 7.80% Senior Debentures due 2018 (the “Debentures”). The tender offer expired at 5:00 p.m. New York City time on March 14, 2017, and a total of $227,664,000 aggregate principal amount of the Debentures were validly tendered and accepted for purchase in the tender offer. This amount excludes $864,000 of Debentures tendered in accordance with guaranteed delivery procedures, which must be delivered by the guaranteed delivery date as set forth in the Offer to Purchase related to the tender offer to be validly tendered.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: March 15, 2017	By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 15, 2017